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FORM OF PROXY FOR SOUTHERN MINERAL CORPORATION

                                                                    EXHIBIT 99.4


                         SOUTHERN MINERAL CORPORATION

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOUTHERN MINERAL CORPORATION FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2001

  The undersigned shareholder of Southern Mineral Corporation, a Nevada corporation ("Southern Mineral"), hereby appoints Steven H. Mikel and Michael E. Luttrell, and either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of common stock, par value $0.01 per share, of Southern Mineral which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on April 25, 2001, and any adjournments thereof:

    1. To consider and vote upon a proposal to approve the merger agreement among PetroCorp Incorporated, Southern Mineral and PetroCorp Acquisition Company, which is a newly-formed, wholly-owned subsidiary of PetroCorp, and the transactions contemplated by the merger agreement, including the merger.

    [ ]  FOR                   [ ]  AGAINST                       [ ]  ABSTAIN


    2. In the discretion of the proxy holders, to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

           (Continued and to be dated and signed on the other side)

    If the merger is consummated, for each share of Southern Mineral Stock each Southern Mineral shareholder will be entitled to $4.71 in cash or, if a stock election is made on a form to be provided to all Southern Mineral shareholders shortly after the shareholder meeting, .471 shares of PetroCorp common stock, subject to proration if Southern Mineral shareholders make elections to receive more than 4,000,000 PetroCorp shares.

    In addition, if the merger is consummated, PetroCorp will issue a maximum of 4,108,968 shares of PetroCorp common stock and a maximum of approximately $29.7 million in cash as merger consideration.

    THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY

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ADJOURNMENT OR POSTPONEMENT THEREOF. IF THIS PROXY IS VOTED "AGAINST" THE
PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, THIS PROXY WILL BE VOTED AGAINST AN ADJOURNMENT OR POSTPONEMENT OF THE MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES. IF THIS PROXY IS VOTED "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT OR POSTPONEMENT OF THE MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTER WHICH IS TO BE PRESENTED FOR ACTION AT THE MEETING OTHER THAN THE MATTERS SET FORTH HEREIN.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF SOUTHERN MINERAL VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                          Signature:

                                          --------------------------------

                                          --------------------------------

                                          Date:                     , 2001

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                                          NOTE: Please sign exactly as name
                                          appears hereon. Joint owners should
                                          each sign. When signing in a fiduciary
                                          or representative capacity, please
                                          give full title as such.